Exhibit 10.8

ALLEGIANT TRAVEL COMPANY
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of [Grant Date] (the “Effective Date”), between ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the "Company") and [Participant Name] (the "Optionee").

THE PARTIES AGREE AS FOLLOWS:

1.    Stock Option Plan. The exercise of the Options granted under this Agreement shall be subject to the terms, conditions and restrictions of Allegiant Travel Company 2016 Long-Term Incentive Plan (the "Plan"). A copy of the Plan is available to Optionee upon request and is incorporated in this Agreement by this reference. Terms used in this Agreement that are defined in the Plan shall have the same meaning as in the Plan, unless the text of this Agreement clearly indicates otherwise.

2.    Grant of Option.

A.    The Company hereby grants to Optionee pursuant to the Plan an option (the "Option") to purchase all or any part of [Number of Shares Granted] shares (the "Option Shares") of the Company's $.001 par value common stock (the "Common Stock") on the terms and conditions set forth herein and in the Plan.

B.    All Options granted under this Agreement shall be considered to be incentive stock options within the meaning of Code Section 422 to the extent permitted by the Plan and the Code and options in excess of the amount allowable as incentive stock options shall be non-qualified stock options under the Code.

3.    Exercise Price. The exercise price (the "Exercise Price") for each share of Common Stock covered by this Option shall be $[Exercise Price] per share.

4.    Adjustment of Options. The Committee shall adjust the number of Option Shares and the Exercise Price thereof in certain circumstances in accordance with the provisions of Item 11 of the Plan.

5.    Exercise of Options.

A.    Exercise of Option. Subject to the other terms of this Agreement, Optionee's right to exercise the Option granted hereunder shall be subject to the following Vesting Schedule wherein Optionee shall be entitled to exercise his right to purchase the Option Shares at any point in time during this Agreement only to the extent indicated below:

Vesting Schedule

Date First Becoming Vested        Number of Option Shares

First anniversary of Effective Date        1/3 of Option Shares granted
Second anniversary of Effective Date    1/3 of Option Shares granted
Third anniversary of Effective Date        1/3 of Option Shares granted

B.    Partial Exercise. Subject to the terms of the Plan, this Option (to the extent vested as provided in Paragraph 5A above) may be exercised for all or any part of the Option Shares.

C.    Method of Exercising Option. Subject to Paragraph 5A above, any Option granted hereunder or any portion thereof may be exercised by the Optionee by delivering to the Company at its main office (attention of its Secretary) written notice which shall set forth the Optionee's election to exercise a portion or all of his Option, the number of shares with respect to which the Option rights are being exercised and such other representations and agreements as may be required by the Company to comply with applicable securities laws and by paying in full the purchase price of the shares purchased in cash or its equivalent or, subject to the approval of the Committee, pursuant to one of the alternative methods set forth in Paragraph 10B of the Plan.

D.    Nonassignability of Option. The Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan and this Agreement. During the life of the Optionee, the Option shall be exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of the Option, and any levy of execution, attachment or similar process on the Option, shall be null and void.

E.    Termination of Employment other than as a Result of Death or Disability. If Optionee ceases to be an Employee other than as a result of Optionee’s death or disability (as defined in Paragraph F below), then the Option shall be exercisable only to the extent exercisable (i.e., vested) on the date of termination of employment and all incentive stock options must be exercised on or before the date that is ninety (90) days after the effective date of termination of employment and all nonqualified stock options must be exercised on or before one hundred eighty (180) days after the effective date of termination of employment. To the extent any portion of the Option is not exercisable (i.e., not vested) on the date of termination of employment, such nonvested portion of the Option shall terminate on the date of termination of employment. To the extent any portion of the Option is not exercised on or before the date that is ninety (90) days (in the case of incentive stock options) or one hundred eighty (180) days (in the case of nonqualified stock options) after the date of termination of employment, such portion of the Option shall terminate as of such date. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of Optionee or shall interfere or restrict in any way the rights of the Company to discharge Optionee at any time for any reason whatsoever, with or without cause.

F.    Termination of Employment as a Result of Death or Disability. In the event of the death or disability of the Optionee while in the employ of the Company, the personal representative of the Optionee (in the event of Optionee’s death) or the Optionee (in the event of Optionee’s disability) may, subject to the provisions hereof and before the earlier of the Option's expiration date or the expiration of one (1) year after the date of such death or disability, exercise the Option granted to the Optionee to the same extent the Optionee might have exercised such Option on the date of Optionee’s death or disability (i.e., to the extent then vested), but not further or otherwise. To the extent any portion of the Option is not exercisable at the date of the death or disability of the Optionee (i.e., to the extent not then vested), such nonvested portion of the Option shall terminate on the date of death or disability. To the extent any portion of the Option is not exercised within the time period provided, such portion of the Option shall terminate as of the date of expiration of such time period. For purposes of this Paragraph F, the Optionee shall be considered to be subject to a disability when the Optionee is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Optionee performed services for the Company.

G.    Period to Exercise Option. The Option granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Option Shares with respect to which it shall have then become exercisable. An Option granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Option is exercisable in more than one installment, and if the employment of the Optionee is terminated, then the Option (or such portion thereof as shall be exercisable in accordance with the terms of this Agreement) shall be exercisable during the period set forth in Paragraph E or F (whichever is applicable).

H.    No Exercise after Five Years. The Option shall in no event be exercisable after five (5) years from the date hereof.

I.    Issuance of Stock Certificates Upon Exercise. Subject to the provisions of Item 6 of this Agreement, upon receipt of the Exercise Price for any Option Shares, the Company will issue to Optionee shares of Common Stock equal to the number of such Option Shares; provided, however, that no stock certificate shall be issued to the Optionee pursuant to the exercise of any Option granted herein, in whole or in part, unless and until either: (i) the Option Shares have been registered in accordance with the rules of the SEC, or (ii) Optionee signs an Investment Letter in a form provided by the Company.

6.    Restriction on Issuance of Shares; Optionee's Representations.

A.    Securities Laws - Restrictions on Issuance of Shares. No shares of Common Stock shall be issued or sold upon the exercise of any portion of the Option unless and until (i) the full amount of the Exercise Price has been paid as provided in Item 5C hereof, and (ii) the then applicable requirements of the Securities Act of 1933 and the applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and any other regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.

B.    Purchase for Investment; Other Representations of Optionee. In the event the offering of shares with respect to which the Option is being exercised is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or other representation, the Optionee shall, as a condition to exercise of this Option, be required to execute such documents as may be necessary or advisable in the opinion of counsel for the Company to comply with any federal securities laws or any applicable state securities laws. Stock certificates evidencing such unregistered shares acquired upon exercise of the Option shall bear a restrictive legend in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws:

This stock certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") nor under the securities laws of any state and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and any other applicable state law with respect to such shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.

C.    Holding Period Before Sale of Option Shares. If the Optionee is an insider subject to the SEC's rules under Section 16(b) of the Securities and Exchange Act of 1934, then the Optionee shall be restricted from selling any Option Shares acquired by him through exercise of the Options or any portion thereof during the six (6) month period following the date of grant of the Option.

7.            Additional Agreements.  As a material inducement to the grant of Options to Optionee hereunder, the provisions of Items 7, 8, 9, 10 and 11 shall apply.
A.For purposes of this Agreement, the following terms and provisions shall have the following meanings:
(i)The “Prohibited Time Period” shall mean the period beginning on the date of execution hereof and ending on the date that is one (1) year after the termination of Optionee’s employment with the Company.
(ii)“Prohibited Employee” means any employee, independent contractor or consultant of the Company or its subsidiaries who worked for the Company or its subsidiaries at any time within six (6) months prior to the Determination Date; provided, however, that the term “Prohibited Employee” shall not include any employee who had not been employed by the Company within the six (6) month period immediately preceding the date contacted by Optionee for subsequent employment.
(iii)“Determination Date” shall mean any date as of which a determination is being made as to who is a Prohibited Employee.
(iv)       “Confidential Information” means business information of the Company (including but not limited to, information included within or relating to any Works, the fact that Optionee is performing services for the Company, the type of services being performed, network architecture, software, hardware, systems, system requirements and plans, database, automation capabilities and plans, compilations, analyses, reports, forecasts, strategic insights and statistical models about customers or prospective customers and their behavior, know-how, ideas, research and development, programs, methods, techniques, processes, financial information and data, business plans, business strategies, marketing plans and strategies, customer lists, price lists, cost information, information about employees and information and descriptions of new products and new product development) now known by Optionee, or in Optionee possession, or hereafter learned or acquired by Optionee, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Confidential Information may be written or oral, expressed in electronic media or otherwise disclosed, and may be tangible or intangible. Confidential Information also includes any information made available to the Company by its customers or other third parties and which the Company is obligated to keep confidential.  Confidential Information does not include information which at the time of disclosure or thereafter becomes publicly available other than through Optionee’s fault or negligence.
            (v)        “Employed” or “Employment” means, for purposes of this Agreement only, to be engaged in the performance of services for or on behalf of the Company or its subsidiaries, whether as an employee, independent contractor or otherwise.
            (vi)       “Works” means any work, studies, reports or analyses devised, developed, designed, formulated or reduced to writing by Optionee at any time while Optionee is or has been Employed by the Company, including, without limitation any and all compositions or works of authorship, concepts, compilations, abridgments, or other form in which Optionee may directly or indirectly recast, transform or adapt any of the foregoing.
            (vii)      “Materials” means any product, model, document, instrument, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic, digital or other form, any Confidential Information or Works.
B.Optionee agrees that during the Prohibited Time Period, he shall not, for any reason, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others, hire any Prohibited Employee or request or induce any Prohibited Employee to terminate that person’s employment or relationship with the Company or to accept employment with any other person.

8.         Ownership of Works and Materials.
A.Optionee agrees that all Confidential Information, Works and Materials are the sole and exclusive property of the Company.
B.Optionee also specifically acknowledges and agrees that any tangible expression of any Confidential Information, Works or Materials were developed, made or invented exclusively for the benefit of and are the sole and exclusive property of the Company or its successors and assigns as “works for hire” under Section 201 of Title 17 of the United States Code.
C.In the event that any Confidential Information, Works or Materials are deemed not to be a work for hire, Optionee agrees to assign, and does hereby irrevocably assign, to the Company all of his right, title and interest in and to such Confidential Information, Works and Materials.  Optionee further agrees to take any actions, including the execution of documents or instruments, which the Company may reasonably require to effect Optionee’s assignment of rights pursuant to this Item 8C, and Optionee hereby constitutes and appoints, with full power of substitution and resubstitution, the Company as Optionee’s attorney-in-fact to execute and deliver any documents or instruments which Optionee has agreed to execute and deliver pursuant to this Item 8C.
D.Optionee hereby waives and releases in favor of Company all rights in and to the Confidential Information, Works and Materials and agrees that Company shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title or otherwise modify the Confidential Information, Works and Materials without Optionee’s consent.

9.         Confidentiality.
A.    Optionee agrees to protect the Company’s Confidential Information by agreeing that Optionee will not, at any time from and after the date hereof until a date that is three (3) years after Optionee’s Employment with the Company has terminated for any reason, directly or indirectly, disclose, reveal or permit access to all or any portion of the Confidential Information (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person without the written consent of the Company, except to Persons designated or Employed by the Company, or unless compelled to do so by law, provided that Optionee will provide the Company with sufficient advance notice so that Company may seek a protective order to avoid disclosure of such Confidential Information.
B.    Without the prior written consent of the Company, Optionee agrees that Optionee will not, directly or indirectly, use or exploit any Confidential Information at any time from and after the date hereof until a date that is three (3) years after Optionee’s Employment with the Company has terminated for any reason for any purpose other than in connection with Optionee’s Employment duties and obligations, including without limitation, using Confidential Information to induce or attempt to induce any Person to cease doing business or not to commence doing business with the Company, or to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company.
C.    Additionally, Optionee agrees that, upon the earlier of either the written request of the Company or upon termination of Optionee’s Employment, Optionee will deliver to the Company all Confidential Information that Optionee has in Optionee’s possession or control.
10.       Disclosure Requirements.
In order to avoid any ambiguity in connection with the creation of any Work which Optionee claims is not covered by this Agreement, Optionee agrees to disclose in writing to the Company complete details on any Works that are devised, developed, designed, formulated or reduced to writing by Optionee at any time while Optionee is or has been Employed by the Company.

Such disclosure shall be made promptly upon development, design or formulation with respect to any Works created while Optionee is employed by the Company, and shall be disclosed in writing pursuant to such form as the Company may from time to time provide.
11.       Business Opportunities.
For so long as Optionee is Employed by the Company, Optionee will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its absolute discretion), engage, directly or indirectly, in any business, venture or activity that Optionee is aware or reasonably should be aware that the Company or any affiliate of the Company is engaged in, intends at any time to become engaged in, or might become engaged in if offered the opportunity, or in any other business, venture or activity if the Company reasonably determines that such activity would adversely affect the business of the Company or any affiliate thereof or the performance by Optionee of any of Optionee’s duties or obligations to the Company.
12.    No Rights as a Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Option Shares covered by the Option granted hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to the Optionee as to any dividends or other rights for which the record date occurred prior to the date of issuance of such certificate.

13.    No Employment Rights. This Agreement shall not confer upon Optionee any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate such employment at any time.

14.    Enforcement. If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the extent possible.

15.    Clawback Agreement. In accordance with the Company’s clawback policy applicable to executive officers of the Company, in the event Optionee is an executive officer of the Company, then Optionee hereby agrees to reimburse the Company for all or any portion of any bonuses or incentive or equity-based compensation if the Compensation Committee of the Company’s Board of Directors in good faith determines: (a) the payment or grant was based on the achievement of certain financial results that were subsequently the subject of a material financial restatement (other than as a result of a change in accounting principles) and a lower payment or award would have occurred based upon the restated financial results; or (b) Optionee engaged in fraud or intentional misconduct related to the Company or its business. In each such instance, the Company will, to the extent practicable and allowable under applicable law, require reimbursement of any bonus or incentive or equity based compensation awarded or effect the cancellation of any unvested or deferred stock awards previously granted to Optionee in the amount by which Optionee’s bonus or incentive or equity based compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, or such other amount as determined by the Compensation Committee, provided that the Company will not be entitled to recover bonuses or incentive or equity based compensation paid more than three years prior to the date the applicable restatement is disclosed.

16.          Notices.  Any written notice under this Agreement shall be deemed given on the date that is three business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Optionee at his address as indicated in the Company’s employment records or to the Company at its principal office.  Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient.

17.    Amendment.  This Agreement may not be amended except by a writing signed by the Company and Optionee.

18.    Heirs and Successors.  Subject to Item 5D above, this Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Optionee and his or her heirs, legatees and legal representatives.

19.    Interpretation.  Any issues of interpretation of any provision of this Agreement shall be resolved by the Compensation Committee of the Board of Directors of the Company.

20.    Severability.  The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

21.    Governing Law; Jurisdiction.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Nevada. Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the United States District Court for the State of Nevada or in any District Court located in Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in the manner provided in Section 14.065 of the Nevada Revised Statutes or in such other manner as may be permitted by law.  Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

22.    Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or any other provision hereof.

23.Deemed Signature; Counterparts.  It is contemplated that the Optionee will confirm his/her acceptance of the option grant evidenced hereby and the terms of this Agreement by logging onto the Plan administrator’s website and electronically indicating his/her acceptance. As the Optionee’s information on the Plan administrator’s website is password protected, such acceptance shall be deemed to be the Optionee’s acceptance absent Optionee’s ability to establish that he/she did not accept this Agreement and that whoever indicated such acceptance did so without the Optionee’s knowledge or acquiescence. Further, the acceptance by Optionee of any benefits from the ownership of stock options granted under this Agreement (whether by exercising any options, selling any shares acquired on option exercise or otherwise) shall also be deemed a confirmation by Optionee of his/her intent to be bound by the terms of this Agreement. If this Agreement is physically signed (which is not required), then it may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument.  If this Agreement is physically signed (which is not required), this Agreement may be executed by any party by delivery of a facsimile or pdf signature, which signature shall have the same force as an original signature.  Any party which delivers a facsimile or pdf signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile or pdf.  A facsimile, pdf or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.

PARTICIPANT: [Participant Name]

SIGNATURE: [Signed Electronically]

DATE: [Acceptance Date]
ALLEGIANT TRAVEL COMPANY

By:___________________________    Its: Chief Executive Officer